PRESS RELEASE

DATE:	October 1, 2004

FROM:	Skyline Corporation Elkhart, Indiana

     Skyline Corporation declared a special cash dividend of one dollar ($1.00) per share on the outstanding shares of Skyline Corporation Common Stock payable November 1, 2004, to shareholders of record at the close of business October 14, 2004.

     This represents a special onetime dividend declared at the discretion of the Board of Directors and is separate from and has no relationship to the regular quarterly dividends.

Samuel S. Thompson
Corporate Counsel
Skyline Corporation
Elkhart, Indiana